UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): March 26, 2014

VAPOR HUB INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Nevada	333-173438	27-3191889
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

67 W Easy Street Unit 115, Simi Valley CA 93065
(Address of principal executive offices)

805-309-0530
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets
Item 3.02	Unregistered Sales of Equity Securities

On March 26, 2014, we closed the final part of a share exchange agreement entered into on February 14, 2014 between our company, Vapor Hub Inc. and Delite Products, Inc., by acquiring all of the outstanding shares of Delite and releasing all of the 38,000,001 shares of our stock to the shareholders of Delite and Vapor Hub Inc.

Delite Products Inc. is a longstanding market maker in electronic cigarettes with over 6 years in electronic cigarette business. Delite Products brought forth one of the first online retail distribution specializing in electronic cigarettes since 2008, it was very successful and has grown with the market place of today. In 2013 Delite Products opened a wholesale Vaping division that has successfully distributed a variety of products to retail and wholesale customers.

As a result, we have issued 38,000,001 shares of our common stock at a deemed price of $0.15 per share pursuant to a share exchange agreement between our company, Delite Products, Inc., Vapor Hub, Inc. and the shareholders of Delite and Vapor Hub.

We issued the 38,000,001 shares of common stock to three (3) US persons, relying on Rule 506 under Regulation D and/or Section 4(2) of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits

Financial Statements

The audited financial statements for Delite Products, Inc.  and related pro forma financial statements giving effect to the acquisition, will be filed within 75 days of the closing of the acquisition, with an amendment to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2014

VAPOR HUB INTERNATIONAL INC.

By:	/s/ Kyle Winther
Kyle Winther
Chief Executive Officer and Director

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